[COMPLETE BUSINESS SOLUTIONS, INC. CLAYTON, DUBILIER & RICE LETTERHEAD]

Contact:	Thomas C. Franco

Christopher G. Tofalli

Broadgate Consultants, Inc.

212-232-2222

Gail K. Lutey

Complete Business Solutions, Inc.

248-848-2217

For Immediate Release

      Complete Business Solutions Announces Aggressive Expansion Using Growth Capital Investment of $200 Million from Clayton, Dubilier & Rice

Farmington Hills, MI, March 17, 2000 – Complete Business Solutions, Inc. (NASDAQ: CBSI), a worldwide provider of information-technology services, today announced an aggressive new e-business expansion strategy that will be supported by $200 million of growth capital from a fund managed by Clayton, Dubilier & Rice, Inc. (“CD&R”). In addition, CD&R will provide ongoing management advice to CBSI as the Company moves forward to capture opportunities related to the Internet marketplace and other strategic business initiatives.

      In conjunction with the funding, CBSI plans to accelerate investments in its e-business transformation capabilities, the expansion of its offshore development centers in India, the development of new customer solutions and consulting offerings (including those in the ASP marketplace), employee recruitment and training programs, and acquisitions. Further, the Company’s Board will continue to evaluate potential spin-offs, joint ventures and IPOs for several of its business units.

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      “Our new partnership with Clayton, Dubilier & Rice provides a tremendous boost to our ambitious expansion plans,” said Raj Vattikuti, Chief Executive Officer of CBSI. “The infusion of growth capital, combined with CD&R’s strategic and operational support, will enable us to reposition our business quickly, seize opportunities to expand our high-growth Indian operations and enhance the abilities of our employees to provide cutting-edge services appropriate for the new economy.”

      In addition, CBSI intends to establish a dedicated venture unit to develop, incubate and invest in promising Internet and e-business opportunities. The venture unit will be funded initially with $50 million and is expected to grow to $200 million with future funding from the Company and outside partners.

      “As a key facilitator of IT transformations, CBSI already encounters a tremendous wealth of investment opportunities through its strong customer relationships,” said Mr. Vattikuti. “By combining our core capabilities in IT services with access to venture funding, we expect to be able to provide our customers with the resources needed to aggressively pursue their e-business activities and to create tremendous value for them, our employees and our shareholders.”

      As part of the transaction, Ned Lautenbach, a CD&R Principal who formerly served as IBM Corporation’s Senior Vice President and Group Executive of Worldwide Services, will become Co-Chairman of the Board and Chairman of the Executive Committee of CBSI. Mr. Vattikuti, the Company’s founder, will remain Chief Executive Officer and assume the position of Co-Chairman of the Board. In addition to Mr. Lautenbach, Kevin Conway and David Wasserman, also Principals of CD&R, will be named to the CBSI Board of Directors.

      Under Mr. Lautenbach’s leadership, IBM’s Worldwide Services revenue grew to $25 billion from $10 billion. He also held a number of other senior leadership positions at IBM, including President of the U.S. National Distribution Division; President, Asia Pacific; and Chairman, IBM World Trade Corporation.

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      “We look forward to working with CBSI’s talented management team and to executing the Company’s business-expansion strategy,” said Mr. Lautenbach. “We believe our management and strategic resources, in addition to our capital, will accelerate CBSI’s growth and the implementation of its exciting transformation which promises to enhance the Company’s service offerings and to provide employees with rewarding career opportunities.”

      “The growth potential of the Company’s superb Indian operations is especially attractive,” continued Mr. Lautenbach. “With over 1,100 highly educated professionals, world-class development centers in key IT markets across India and a strong local management team, CBSI has an excellent platform to become a major force in offshore solutions development. A key part of the expansion strategy will be to penetrate new overseas markets, such as Europe, Japan and Asia.”

      The Convertible Preferred Stock to be acquired by the CD&R fund will constitute 18.7 percent of the outstanding Common Stock on an as-converted basis. The Convertible Preferred Stock has a conversion price of $23 per share. CD&R will also receive warrants to purchase additional shares that would increase its total ownership to approximately 25 percent of the fully diluted shares outstanding. It is anticipated that a portion of the purchase will be subject to a shareholder vote to be held in June. The transaction is also subject to customary regulatory approvals.

      Finally, CBSI said it will continue its program of buying back common shares in the open market based on market conditions and that the Board would consider expanding that program beyond its current two million share authorization.

About Clayton, Dubilier & Rice

      Clayton, Dubilier & Rice, Inc. is a private investment firm that manages a pool of equity capital of more than $3.5 billion. CD&R-managed funds have led investments in companies spanning a variety of industries, including several leading technology-service companies, such as: Lexmark International Group, Inc., a leading manufacturer and marketer of laser and ink jet printers; Dynatech Corporation, a manufacturer of market-leading test,

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analysis, communications, and computing equipment; Guidance Solutions, Inc., a leading online business developer and e-business incubator; thesauce.com, a new Internet company serving the independent restaurant community and affiliated with Alliant Foodservice, Inc., one of the nation’s largest broadline food distributors; and Kinko’s, Inc., the leading global retail provider of document management and business services with more than 1,000 digitally connected locations worldwide. A CD&R fund is also a principal shareholder of Kinkos.com, a new online venture launched by Kinko’s and liveprint.com. Since its founding in 1978, the firm has led investments in 32 businesses, with aggregate annual sales of over $21 billion. It has offices in New York, Menlo Park, and London. More information is available at http://www.cdr-inc.com.

About Complete Business Solutions

      Complete Business Solutions, Inc. is a worldwide provider of information-technology (IT) services to large and mid-size organizations. The Company offers its customers a broad range of IT services, from advising customers on strategic technology plans to developing and implementing appropriate IT applications solutions. CBSI offers custom-tailored solutions based on an assessment of each client’s needs. The Company’s services include: e-business transformation services; consulting; large systems applications development and maintenance; packaged software implementation, such as ERP; and contract programming services. CBSI achieved Level 5 quality ratings at offshore development centers in India in December 1999, one of very few companies worldwide to achieve this designation as set by the Software Engineering Institute’s Capability Maturity Model. To learn more about CBSI, visit its website at http://www.cbs-inc.com.

Safe Harbor Statement

      With the exception of statements regarding historical matters and statements regarding the Company’s current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the use of the words “anticipate,” “believe,” “estimate,” “plan,” “expect,” “intend” and similar expressions. Actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or

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contribute to such material differences include the failure to recruit and retain IT professionals, risks related to our venture capital investments, merger and acquisition strategy, variability of operating results, governmental regulation of immigration, increasing significance of non-U.S. operations, exposure to regulatory, political and economic conditions in India and competition in the IT services industry and other factors as described in the Company’s filings with the US Securities and Exchange Commission.

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